UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 27, 2007

METRETEK TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-19793	84-1169358
(State or other jurisdiction	(Commission File Number)	(I.R.S Employer
of incorporation)		Identification No.)

1609 Heritage Commerce Court, Wake Forest, North Carolina	27587
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (919) 556-3056
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
     1. On April 27, 2007, Metretek Technologies, Inc., a Delaware corporation (the “Company”), commenced mailing its Annual Report to Stockholders for the fiscal year ended December 31, 2006, including the “Presidents’ Letters”, one by W. Phillip Marcum, the Company’s recently retired President and Chief Executive Officer, and the other by Sidney Hinton, the Company’s current President and Chief Executive Officer. The full text of the Presidents’ Letters is attached hereto as Exhibit 99.1 and incorporated herein by this reference.
     2. In connection with the recent management transition, pursuant to which the Company’s founder Mr. Marcum and A. Bradley Gabbard, the Company’s former Executive Vice President and Chief Financial Officer, retired from the Company on April 16, 2007, and on that same date Sidney Hinton, President and Chief Executive Officer of PowerSecure, Inc., was appointed as the additional position as the Company’s President and Chief Executive Officer and Gary J. Zuiderveen, Vice President, Principal Accounting Officer, Controller and Secretary of the Company, was appointed to the additional position as the Company’s Chief Financial Officer of the Company, the Company entered into Separation Agreements and Releases (“Separation Agreements”) with Messrs. Marcum and Gabbard and relocated its principal executive offices from Denver, Colorado to Wake Forest, North Carolina. The Separation Agreements, which among other things provide for severance and incentive compensation payments generally in accordance with the employment agreements of Messrs. Marcum and Gabbard, were discussed in, and attached as exhibits to, a Current Report on Form 8-K filed by the Company on April 20, 2007. As a result thereof, the Company expects to record a pre-tax non-recurring restructuring charge of approximately $14.1 million in its operating results for the fiscal quarter ending June 30, 2007. The restructuring charge includes all of the severance and related compensation expected to be paid to its founders under their Separation Agreements as well as certain related costs. The restructuring charge also includes amounts the Company is obligated to pay to certain employees who are not relocating to the new corporate headquarters in Wake Forest, North Carolina, as well as early lease termination penalties the Company is obligated to pay on its existing office lease in Denver, Colorado. The Company expects the restructuring and relocation will result in annual savings of approximately $2.4 million, the effects of which will be recognized for accounting purposes commencing in the second half of 2007, and annually thereafter. The Company’s previously issued guidance for fiscal 2007 operating results does not give effect to these restructuring charges or any future cost savings.
     The information in this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
     This Report and the Presidents’ Letters contain forward-looking statements relating to the Company’s future performance. A discussion of certain risks, uncertainties and other factors that may affect the Company’s future performance and operating results is included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and in subsequent reports and filings made by the Company with the Securities and Exchange Commission.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits
99.1	Presidents’ Letters included in the Metretek Technologies, Inc. Annual Report to Stockholders for the fiscal year ended December 31, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METRETEK TECHNOLOGIES, INC.

By:	/s/ Sidney Hinton

Sidney Hinton
President and Chief Executive Officer
Dated: April 27, 2007

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